UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 110	Boca Raton
Florida	33487	+1	(561)	404-2934
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 28, 2020, MiX Telematics Limited (the “Company”) issued a press release announcing its preliminary unaudited financial results for the fourth quarter and full fiscal year ended March 31, 2020 prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In accordance with the Securities and Exchange Commission Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), the Company will be relying on the relief provided by the Order to delay the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Annual Report”) by up to 45 days from the original due date of June 15, 2020. The Company expects to file the Annual Report on or before July 29, 2020. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the recent global outbreak of COVID-19. The Company has been following the recommendations of local government and health authorities to minimize exposure risk for its employees, including the temporary closures of its offices and having employees work remotely. In addition, employees of the Company’s foreign subsidiaries, including financial reporting staff, are in various states of quarantine and do not all have remote work capabilities. As a result, the Company will not be able to timely review and prepare the Company’s financial statements for the 2020 fiscal year.

The Company is supplementing the risk factors previously disclosed in its most recent periodic reports filed under the Securities Exchange Act of 1934, as amended, with the following risk factor:

Global outbreak of COVID-19 could harm our business and impact operations and the results.

In December 2019, a novel strain of coronavirus outbreak was reported in China (“COVID-19”). In January 2020, the World Health Organization (WHO) declared this outbreak a Public Health Emergency of international concern and, subsequently, it was declared a pandemic in March 2020. The outbreak continued to spread globally, affecting global economic activity and financial markets. Due to extensive measures implemented by various governments, all of our employees are required to work remotely, with the exception of our staff working in our monitoring centers, which were classified as an essential service. We have implemented appropriate safeguards for these centers. In addition, we have modified certain business and workforce practices (including suspension of all business travel and cancellation of physical participation in meetings, events and conferences) and implemented new protocols to promote social distancing and enhance sanitary measures in our offices and facilities to conform to government restrictions and best practices encouraged by governmental and regulatory authorities. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, in which case our employees or other individuals may become sick, our ability to perform critical functions could be harmed, and we may be unable to respond to some of the needs of our global business. Further, our increased reliance on remote access to our information systems increases our exposure to potential cybersecurity breaches. We may take further actions as government authorities require or recommend or as we determine to be in the best interests of our employees, customers, suppliers and other business counterparties.

COVID-19 has disrupted the operations of our customers and channel partners, our operations and the results of our operations. COVID-19 currently has had and, we believe, will continue to have an adverse impact on global economies and financial markets. Additionally, to the extent that access to the capital and other financial markets is adversely affected by the effects of COVID-19, we may need to consider alternative sources of funding for some of our operations and for working capital, which may increase our cost of, as well as adversely impact our access to, capital. These uncertain economic conditions may also result in the inability of our customers and other counterparties to make payments to us, on a timely basis or at all, which could adversely affect our business, cash flows, liquidity, financial condition and results of operations. If and to the extent these actions were to result in material modifications or cancellations of the underlying contracts, we could experience reductions in our revenue in future periods. In addition, worsening economic conditions could result in reductions in revenue over time, which would impact our future financial performance. We cannot successfully predict the duration and extent of such impact on the global economy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.  Description of Exhibit

99.1  Press release, dated May 28, 2020, related to the Company’s preliminary unaudited fourth quarter and full fiscal year 2020 GAAP financial results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ John Granara
Name: John Granara
Title: Chief Financial Officer

Date: May 28, 2020

Exhibit 99.1

MiX Telematics Reports Preliminary Unaudited Fourth Quarter and Full Fiscal Year 2020 GAAP Financial Results

MiX Telematics changed from being a foreign private issuer to a U.S. domestic issuer, with effect from April 1, 2020. As a result of the change in status, the Company is required to comply with and report its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). This earnings release contains the preliminary unaudited GAAP financial results for the fourth quarter and full fiscal year 2020.

Highlights:
Fourth Quarter Fiscal 2020 (year over year):
•Subscription revenues of $31.5 million, up 6% on a constant currency basis
•Net subscriber additions of 5,700 bringing the total base to over 818,000, up 9%
•Net loss of $2.4 million, including $3.5 million deferred tax charge and $0.4 million foreign exchange loss
•Adjusted EBITDA of $10.6 million, or 29.2% Adjusted EBITDA margin
•Non-GAAP net income of $2.9 million

Fiscal Year 2020 (year over year):
•Subscription revenues of $127.6 million, up 9% on a constant currency basis
•Net subscriber additions of 68,000, compared to 73,600 additions in fiscal 2019
•Net income of $11.0 million
•Adjusted EBITDA of $41.7 million, or 28.6% Adjusted EBITDA margin
•Non-GAAP net income of $15.6 million

Midrand, South Africa and Boca Raton, May 28, 2020 - MiX Telematics Limited (NYSE: MIXT, JSE: MIX), a leading global provider of fleet and mobile asset management solutions delivered as Software-as-a-Service ("SaaS"), today announced preliminary unaudited financial results for the fourth quarter and full fiscal year 2020, which ended March 31, 2020.

“MiX’s fourth quarter performance was solid in the context of the unprecedented uncertainty caused by the COVID-19 pandemic, significant related exchange rate volatility and challenges in the oil and gas market. Our mission at MiX is to continue providing the best-in-class software and support for our customers who rely on us as they adapt their businesses to the current situation,” said Stefan Joselowitz, Chief Executive Officer of MiX Telematics.
Joselowitz continued, “Although the near-term demand environment is uncertain, with our continued investments in our strategic initiatives, we strongly believe MiX is well positioned to meet our long-term subscription revenue growth and profitability targets as global economic conditions begin returning to normal.”

Financial Performance for the Three Months Ended March 31, 2020

Subscription Revenues: Subscription revenues were $31.5 million, a decrease of 0.7% compared with $31.7 million for the fourth quarter of fiscal 2019. Subscription revenues increased by 5.6% on a constant currency basis, year over year. Subscription revenue growth was primarily driven by the increase in the number of subscribers, which grew by approximately 9.1% compared to the same period in the prior year.

Total Revenues: Total revenues were $36.2 million, a decrease of 0.1% compared to $36.3 million for the fourth quarter of fiscal 2019. Total revenues increased by 6.0% on a constant currency basis, year over year. Hardware and other revenues were $4.8 million, an increase of 4.5%, compared to $4.6 million for the fourth quarter of fiscal 2019.

Gross Margin: Gross profit was $20.8 million, compared to $24.4 million for the fourth quarter of fiscal 2019. Gross profit margin was 57.4%, compared to 67.3% for the fourth quarter of fiscal 2019. The lower gross profit margin for the fourth quarter of fiscal 2020 is attributable to accelerated amortization of in-vehicle devices following contraction in certain fleets in the oil and gas vertical in the Americas segment.

Income From Operations: Income from operations was $3.7 million, compared to $6.8 million for the fourth quarter of fiscal 2019. Operating income margin was 10.3%, compared to 18.8% for the fourth quarter of fiscal 2019. Operating expenses of $17.1 million decreased by $0.5 million, or 2.8%, compared to the fourth quarter of fiscal 2019. Operating expenses represented 47.1% of total revenues compared to 48.5% of total revenues in the fourth quarter of fiscal 2019.

Net Loss and Earnings Per Share: Net loss was $2.4 million, compared to the net income of $5.5 million in the fourth quarter of fiscal 2019. Net loss included a net foreign exchange loss of $0.4 million before tax, as well as a $3.5 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Limited and MiX Investments, a wholly-owned subsidiary of the Company. During the fourth quarter of fiscal 2019, net income included a net foreign exchange loss of $0.01 million and a $0.1 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Limited and MiX Investments.

Earnings per diluted ordinary share were negative 0.4 U.S. cents, compared to positive 1 U.S. cent in the fourth quarter of fiscal 2019. For the fourth quarter of fiscal 2020 the calculation was based on diluted weighted average ordinary shares in issue of 547.7 million compared to 580.1 million diluted weighted average ordinary shares in issue during the fourth quarter of fiscal 2019. On a ratio of 25 ordinary shares to one American Depositary Share ("ADS"), earnings per diluted ADS was negative 11 U.S. cents compared to positive 24 U.S. cents in the fourth quarter of fiscal 2019.

The Group's effective tax rate was 174.2%, compared to 20.3% in the fourth quarter of fiscal 2019. Ignoring the impact of net foreign exchange gains and losses net of tax, the tax rate which was used in determining non-GAAP net income below, was 28.7% compared to 18.7% in the fourth quarter of fiscal 2019. The low tax rate is due to tax incentive benefits of $0.5 million related to section 11D claims in MiX International, a wholly-owned subsidiary of the Group.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $10.6 million, compared to $11.2 million for the fourth quarter of fiscal 2019. Adjusted EBITDA margin, a non-GAAP measure, for the fourth quarter of fiscal 2020 was 29.2%, compared to 31.0% for the fourth quarter of fiscal 2019.

Non-GAAP Net Income and Earnings Per Share: Non-GAAP net income was $2.9 million, compared to $5.6 million for the fourth quarter of fiscal 2019. Non-GAAP earnings per diluted ordinary share was 0.5 U.S. cents, compared to 1 U.S. cent in the fourth quarter of fiscal 2019. At a ratio of 25 ordinary shares to one ADS, the non-GAAP earnings per diluted ADS was 13 U.S. cents compared to 24 U.S. cents in the fourth quarter of fiscal 2019.

Financial Performance for the Fiscal Year Ended March 31, 2020

Subscription Revenues: Subscription revenues increased to $127.6 million, an increase of 3.6% compared to $123.2 million for fiscal 2019. On a constant currency basis, subscription revenues increased by 8.7%. Subscription revenues benefited from an increase of 68,000 subscribers from April 2019 to March 2020 representing an increase in subscribers of 9.1% during fiscal 2020.

Total Revenues Total revenues for fiscal 2020 were $145.7 million, an increase of 1.4% compared to $143.7 million for fiscal 2019. On a constant currency basis, total revenues increased by 6.3%. Hardware and other revenues were $18.1 million, compared to $20.6 million for fiscal 2019.

Gross Margin: Gross profit was $92.6 million, a decrease of 4.3% compared to $96.8 million for fiscal 2019. Gross profit margin was 63.6%, compared to 67.4% for fiscal 2019.

Income From Operations: Income from operations was $21.0 million, compared to $24.3 million in fiscal 2019. The operating income margin was 14.5%, compared to the 16.9% in fiscal 2019. Operating expenses represented 49.2% of total revenues compared to 50.5% of total revenues in fiscal 2019 due to ongoing cost management initiatives.
Net Income and Earnings Per Share: Net income for fiscal 2020 was $11.0 million, compared to $14.8 million in fiscal 2019. Net income included a net foreign exchange loss of $0.6 million, as well as a $4.3 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Limited and MiX Investments, a wholly-owned subsidiary of the Company. During fiscal 2019, a net foreign exchange gain of $0.03 million was recognized and a $3.5 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Limited and MiX Investments.

Earnings per diluted ordinary share were 3 U.S. cents, compared to 3 U.S. cents in fiscal 2019. For fiscal 2020, the calculation was based on diluted weighted average ordinary shares in issue of 567.9 million, compared to 583.7 million diluted weighted average ordinary shares in issue during fiscal 2019.

The effective tax rate was 47.2%, compared to 39.9% for fiscal 2019. Ignoring the impact of net foreign exchange gains and losses net of tax, the effective tax rate, which was used in calculating non-GAAP net income, was 27.1% compared to 25.7% in fiscal 2019.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $41.7 million, compared to $41.5 million for fiscal 2019. The Adjusted EBITDA margin for fiscal 2020 was 28.6%, compared to 28.9% in fiscal 2019.

Non-GAAP Net Income and Earnings Per Share: Non-GAAP net income for fiscal 2020 was $15.6 million, compared to $18.3 million in fiscal 2019. Non-GAAP earnings per diluted ordinary share was 3 U.S. cents, compared to 3 U.S. cents for fiscal 2019. At a ratio of 25 ordinary shares to one ADS, the non-GAAP earnings per diluted ADS was 69 U.S. cents compared to 78 U.S. cents in fiscal 2019.

Preliminary Financial Information
The unaudited financial information set forth in this release is preliminary and subject to potential adjustments. Adjustments to the consolidated financial statements may be identified when audit work has been finalized for the year-end audit, which could result in potential differences from this preliminary unaudited condensed financial information. Actual results could differ materially. The Company expects to finalize its financial results and file its Annual Report on Form 10-K no later than July 29, 2020.

Quarterly Dividend
The most recent dividend payment of 4 South African cents (0.3 U.S. cents) per ordinary share and 1 South African Rand (6 U.S. cents) per ADS was paid on March 6, 2020 to shareholders on record on February 21, 2020. A dividend of 4 South African cents per ordinary share and 1 South African Rand per ADS will be paid on July 2, 2020 to shareholders on record as of the close of business on June 19, 2020.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)  Thursday, June 18, 2020
Record date       Friday, June 19, 2020
Approximate date of currency conversion   Monday, June 22, 2020
Approximate dividend payment date    Thursday, July 2, 2020

Share Repurchase
In the fourth quarter of fiscal 2020, the Company repurchased 2,872,636 ordinary shares on the open market at prevailing market prices, for a total consideration of $1.5 million. For the full year, the Company repurchased 16,856,001 ordinary shares on the open market at prevailing market prices for a cumulative consideration of $9.7 million.

Section 11D Allowances Relating To Tax Assets Recognized
MiX Telematics International Proprietary Limited (“MiX International”), a subsidiary of the Company, is eligible for a 150% allowance for research and development spend in terms of section 11D of the South African Income Tax Act. During the 2013 and 2014 fiscal years, the additional 50% tax deduction was disallowed on certain projects because the South African Department of Science and Innovation (“DSI”) was of the view that the amounts claimed did not constitute qualifying expenditure. After a lengthy legal process, the DSI advised during January 2020 that this expenditure has now been approved, resulting in the recognition of a current tax asset of $0.5 million.

Events After the Reporting Period

Global Outbreak of COVID-19
The global outbreak of COVID-19 has had and, we believe, will continue to have an adverse impact on global economies and financial markets. We have taken into account the impact of COVID-19, to the extent possible, on our financial statements as at reporting date. However, future changes in economic conditions related to COVID-19 could have an impact on future estimates and judgements used, particularly those relating to goodwill sensitivities and impairment assessments.

GAAP Conversion
As previously announced, effective April 1, 2020, the Company began to file periodic reports on U.S. domestic issuer forms with the Securities and Exchange Commission. Accordingly, unless otherwise indicated, the financial results and estimates provided herein have been prepared in accordance with accounting principles generally accepted in the United States. There are certain differences in these financial results and estimates prepared in accordance with GAAP compared to such financial results and estimates prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board, and therefore the financial results and estimates provided herein are not directly comparable to the Company’s prior disclosure. For a description and reconciliation of the differences between GAAP and IFRS financial results and estimates, please see Annexure B titled “Impact of Adopting GAAP”.

For the year ended March 31, 2020, the Company’s Annual Report on Form 10-K will present results in accordance with GAAP.

Business Outlook
Due to the uncertainty surrounding the level of business disruption as a result of the spread of COVID-19, the Company is suspending its practice of issuing financial guidance for the full 2021 fiscal year and the first quarter of fiscal 2021.

Conference Call Information
MiX Telematics management will also host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 2:00 p.m. (South African Time) on Thursday, May 28, 2020 to discuss the Company’s financial results and current business outlook:
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial +1-877-451-6152 (within the United States) or 0 800 983 831 (within South Africa) or +1-201-389-0879 (outside of the United States). The conference ID is 13702389.
•A replay of this conference call will be available for a limited time at +1-844-512-2921 (within the United States) or +1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 13702389.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to customers managing over 818,000 assets in approximately 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for safety, efficiency, risk and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Mexico, Australia, Romania, Thailand and the United Arab Emirates as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, Company's beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. Forward-looking statements also include statements regarding the projected impact of the recent global outbreak of COVID-19 on our business activities, operating results, cash flows and financial position. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation, the severity and duration of the COVID-19 pandemic, the pandemic economic impact of the geographical locations of our regional service organizations and central service organization, the impact of the pandemic on our customers' ability to meet their financial obligations, our ability to implement cost containment and business recovery strategies during the pandemic's outbreak, local and foreign government regulations implemented to combat the pandemic and any future developments on the pandemic; our ability to attract, sell to and retain customers; our ability to implement our growth strategies successfully, including our ability to increase sales to existing customers, the introduction of new solutions and international expansion; our ability to adapt to rapid technological change in our industry; competition from industry consolidation; loss of key personnel or our failure to attract, train and retain other highly qualified personnel; our ability to integrate any businesses we acquire; our dependence on our network of dealers and distributors to sell our solutions; our dependence on key suppliers and vendors to manufacture our hardware; businesses may not continue to adopt fleet management solutions; our future business and system development, results of operations and financial condition; expected changes in our profitability and certain cost or expense items as a percentage of our revenue; changes in the practices of insurance companies; the impact of laws and regulations relating to the Internet and data privacy; our ability to protect our intellectual property and proprietary technologies and address any infringement claims; our ability to defend ourselves from litigations or administrative proceedings relating to labor, regulatory, tax or similar issues; significant disruption in service on, or security breaches of, our websites or computer systems; our dependence on third-party technology; fluctuations in the value of the South African Rand; economic, social, political, labor and other conditions and developments in South Africa and globally; our ability to issue securities and access the capital markets in the future; and other risks set forth elsewhere in this press release.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to Adjusted EBITDA, non-GAAP net income, non-GAAP earnings per share, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled "Non-GAAP Financial Measures”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Contact
Brian Denyeau
ICR for MiX Telematics
ir@mixtelematics.com
+1-855-564-9835

May 28, 2020

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
	Year Ended March 31,
	2018	2019	2020

Revenue
Subscription	$110,399	$123,150	$127,570
Hardware and other	21,382	20,555	18,080
Total revenue	131,781	143,705	145,650
Cost of revenue
Subscription	32,555	34,940	39,828
Hardware and other	11,554	11,945	13,187
Total cost of revenue	44,109	46,885	53,015
Gross profit	87,672	96,820	92,635
Operating expenses
Sales and marketing	14,235	14,489	13,324
Research and development	6,148	5,989	5,467
Administrative and other	51,123	52,051	52,796
Income from operations	16,166	24,291	21,048
Other (expense)/income	(63)	101	(299)
Net interest income	385	233	67
Income before income tax expense	16,488	24,625	20,816
Income tax expense	2,536	9,815	9,829
Net income for the year	$13,952	$14,810	$10,987

Net income attributable to MiX Telematics Limited stockholders	$13,947	$14,810	$10,987
Net income attributable to non-controlling interest	5	—	—
	$13,952	$14,810	$10,987

Net income per ordinary share:
-Basic	$0.02	$0.03	$0.03
-Diluted	$0.02	$0.03	$0.03

Net income per American Depositary Share:
-Basic	$0.62	$0.66	$0.50
-Diluted	$0.61	$0.63	$0.48

Ordinary shares:
-Weighted average	561,088	563,578	553,653
-Diluted weighted average	572,824	583,741	567,879

American Depositary Shares:
-Weighted average	22,444	22,543	22,146
-Diluted weighted average	22,913	23,350	22,715

MIX TELEMATICS LIMITED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	March 31,	March 31,
	2019	2020

ASSETS
Current assets:
Cash and cash equivalents, and restricted cash	$27,838	$18,652
Accounts receivables, net	21,045	24,100
Inventory, net	3,536	3,271
Prepaid expenses and other current assets	8,140	7,375
Total current assets	60,559	53,398
Property and equipment, net	31,714	30,019
Goodwill	44,352	37,923
Intangible assets, net	16,879	15,007
Deferred tax assets	3,197	3,108
Other assets	3,729	4,200
Total assets	$160,430	$143,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$2,087	$2,367
Accounts payables	6,260	5,251
Accrued expenses and other liabilities	17,423	14,839
Deferred revenue	6,107	5,077
Total current liabilities	31,877	27,534
Deferred tax liabilities	9,174	11,436
Accrued expenses and other liabilities	2,438	5,660
Total liabilities	43,489	44,630

Stockholders' equity:
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 601.9 million shares and 600.9 million shares issued and outstanding as of March 31, 2019 and 2020, respectively	68,200	66,522
Less treasury stock at cost: 40 million shares and 54 million shares as of March, 31, 2019 and 2020, respectively	(9,227)	(17,315)
Retained earnings	62,750	67,482
Accumulated other comprehensive income/(loss)	2,115	(11,070)
Additional paid-in capital	(6,902)	(6,599)
Total MiX Telematics Limited stockholders’ equity	116,936	99,020
Non-controlling interest	5	5
Total stockholders' equity	116,941	99,025

Total liabilities and stockholders’ equity	$160,430	$143,655

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended March 31,
	2018	2019	2020

Operating activities:
Cash generated from operations	$30,621	$36,942	$33,473
Interest received	660	882	683
Interest paid	(287)	(206)	(204)
Income tax paid	(4,976)	(6,163)	(5,774)
Net cash generated from operating activities	26,018	31,455	28,178

Investing activities:
Additions to property and equipment	(18,365)	(14,607)	(14,706)
Proceeds on disposal of property and equipment	338	162	1,294
Additions to intangibles	(6,503)	(4,778)	(5,666)
Loans advanced to external parties	—	—	(344)
Net cash used in investing activities	(24,530)	(19,223)	(19,422)

Financing activities:
Share capital raised	825	1,002	—
Share buy back	(1,436)	(5,349)	(9,764)
Dividends paid to ordinary shareholders	(4,094)	(4,907)	(5,999)
Transaction with non-controlling interest	(104)	—	—
Movement in short-term debt	(23)	650	312
Net cash used in financing activities	(4,832)	(8,604)	(15,451)

Net (decrease)/increase in cash and cash equivalents, and restricted cash	(3,344)	3,628	(6,695)
Cash and cash equivalents, and restricted cash at beginning of the year	29,007	27,834	27,838
Exchange gains/(losses) on cash and cash equivalents, and restricted cash	2,171	(3,624)	(2,491)
Cash and cash equivalents, and restricted cash at the end of the year	$27,834	$27,838	$18,652

Supplementary Financial Information

The Company has elected to disclose the following quarterly financial data:

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2019	2019	2019	2019	2020

Revenue
Subscription	$30,947	$29,801	$30,706	$31,696	$31,638	$32,099	$32,362	$31,471
Hardware and other	5,266	5,451	5,277	4,561	4,645	4,562	4,107	4,766
Total revenue	36,213	35,252	35,983	36,257	36,283	36,661	36,469	36,237
Cost of revenue
Subscription	8,888	8,383	8,637	9,032	9,295	9,417	10,078	11,038
Hardware and other	2,839	2,732	3,558	2,816	2,933	3,028	2,842	4,384
Total cost of revenue	11,727	11,115	12,195	11,848	12,228	12,445	12,920	15,422
Gross profit	24,486	24,137	23,788	24,409	24,055	24,216	23,549	20,815
Operating expenses
Sales and marketing	3,714	3,691	3,614	3,470	3,581	3,148	3,481	3,114
Research and development	1,700	1,495	1,374	1,420	1,500	1,351	1,403	1,213
Administrative and other	13,823	12,873	12,667	12,688	13,286	13,265	13,492	12,753
Income from operations	5,249	6,078	6,133	6,831	5,688	6,452	5,173	3,735
Other (expense)/income	(19)	74	37	9	375	(52)	(178)	(444)
Net interest income/(expense)	68	31	14	120	73	4	(20)	10
Income before income tax expense	5,298	6,183	6,184	6,960	6,136	6,404	4,975	3,301
Income tax (expense)/benefit	(4,192)	(2,192)	(2,015)	(1,416)	(1,140)	(3,058)	119	(5,750)
Net income/(loss) for the period	$1,106	$3,991	$4,169	$5,544	$4,996	$3,346	$5,094	$(2,449)

Net income/(loss) attributable to MiX Telematics Limited stockholders	$1,106	$3,991	$4,169	$5,544	$4,996	$3,346	$5,094	$(2,449)
Net income/(loss) attributable to non-controlling interest	—	—	—	—	—	—	—	—
	$1,106	$3,991	$4,169	$5,544	$4,996	$3,346	$5,094	$(2,449)

Net income/(loss) per ordinary share:
-Basic	#	$0.01	$0.01	$0.01	$0.01	#	$0.01	#
-Diluted	#	$0.01	$0.01	$0.01	$0.01	#	$0.01	#

Net income/(loss) per American Depositary Share:
-Basic	$0.04	$0.18	$0.19	$0.25	$0.22	$0.16	$0.23	$(0.11)
-Diluted	$0.04	$0.17	$0.18	$0.24	$0.21	$0.15	$0.23	$(0.11)

Ordinary shares:
-Weighted average	564,465	566,025	561,934	561,859	562,060	554,781	550,133	547,664
-Diluted weighted average	586,627	587,616	580,617	580,077	579,241	570,011	562,412	547,664

American Depositary Shares:
-Weighted average	22,579	22,641	22,477	22,474	22,482	22,191	22,005	21,907
-Diluted weighted average	23,465	23,505	23,225	23,203	23,170	22,800	22,496	21,907

# Amount less than $0.01

Subscription Revenue Growth Rate:
Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.

The unaudited table below shows our year over year subscription revenue growth rate on both an actual and constant currency basis.

	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2019	2019	2019	2019	2020

Actual FX rates	21.8%	12.4%	11.2%	2.7%	2.2%	7.7%	5.4%	(0.7)%
Constant currency	18.4%	18.3%	15.6%	13.1%	11.2%	10.7%	7.8%	5.6%

Adjusted EBITDA:
(In thousands, unless otherwise stated)
(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2019	2019	2019	2019	2020

Net income/(loss) for the period	$1,106	$3,991	$4,169	$5,544	$4,996	$3,346	$5,094	$(2,449)
Plus (less): Income tax expense/(benefit)	4,192	2,192	2,015	1,416	1,140	3,058	(119)	5,750
(Less) plus: Net interest (income)/expense	(68)	(31)	(14)	(120)	(73)	(4)	20	(10)
Plus (less): Foreign exchange losses/(gains)	18	(41)	(12)	7	(47)	36	173	448
Plus: Depreciation (1)	3,041	3,035	3,149	3,267	3,277	3,465	3,821	5,586
Plus: Amortization (2)	1,021	949	974	932	975	936	1,009	903
Plus: Impairment of long-lived assets	—	2	—	60	—	—	—	6
Plus: Stock-based compensation costs	160	153	120	78	111	178	144	227
Less: Net (profit)/loss on sale of property and equipment	(2)	(16)	(23)	(2)	(316)	(40)	(17)	103
(Less) plus: Restructuring costs	(2)	175	(2)	50	—	(1)	—	—
Adjusted EBITDA	$9,466	$10,409	$10,376	$11,232	$10,063	$10,974	$10,125	$10,564
Adjusted EBITDA margin	26.1%	29.5%	28.8%	31.0%	27.7%	29.9%	27.8%	29.2%

(1) Includes depreciation of owned property and equipment (including in-vehicle devices).
(2) Includes amortization of intangible assets (including intangible assets identified as part of a business combination).

Non-GAAP Net Income and EPS:
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2019	2019	2019	2019	2020

Net income/(loss) for the period	$1,106	$3,991	$4,169	$5,544	$4,996	$3,346	$5,094	$(2,449)
Net foreign exchange losses/(gains)	18	(41)	(12)	7	(47)	36	173	448
Income tax effect of net foreign exchange losses/(gains)	2,702	403	296	94	(532)	1,150	(1,450)	4,860
Non-GAAP net income	$3,826	$4,353	$4,453	$5,645	$4,417	$4,532	$3,817	$2,859

Net income/(loss) per ordinary share - diluted	#	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	#
Effect of net foreign exchange losses/(gains) to net income	#	#	#	#	#	#	#	#
Income tax effect of net foreign exchange losses/(gains)	#	#	#	#	#	#	#	#
Non-GAAP net income per ordinary share - diluted	#	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	#

Net income/(loss) per American Depositary Share - diluted	$0.04	$0.17	$0.18	$0.24	$0.21	$0.15	$0.23	$(0.11)
Effect of net foreign exchange losses/(gains) to net income	#	#	#	#	#	#	0.01	0.02
Income tax effect of net foreign exchange losses/(gains)	0.12	0.02	0.01	#	(0.02)	0.05	(0.07)	0.22
Non-GAAP net income per American Depositary Share - diluted	$0.16	$0.19	$0.19	$0.24	$0.19	$0.20	$0.17	$0.13

# Amount less than $0.01

Development expenditure
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2019	2019	2019	2019	2020

Costs capitalized (1)	$1,004	$904	$901	$827	$836	$872	$830	$821
Costs expensed	1,700	1,495	1,374	1,420	1,500	1,351	1,403	1,213
Total costs incurred	$2,704	$2,399	$2,275	$2,247	$2,336	$2,223	$2,233	$2,034
Percentage capitalized	37.1%	37.7%	39.6%	36.8%	35.8%	39.2%	37.2%	40.4%

(1) Costs capitalized relate only to the development of internal-use software. Product development costs are expensed when incurred.

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker ("CODM") using Segment Adjusted EBITDA, which is a measure which uses net income, determined under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board, as a starting point. Prior to the publication of the financial results for the year ended March 31, 2020, the Company published results under IFRS only, which is the reason for the CODM using a performance measure based on IFRS.

SEGMENT ANALYSIS

	Year Ended March 31, 2018
(In thousands) (Unaudited)	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA

Regional Sales Offices
Africa	$67,153	$6,528	$73,681	$33,929
Europe	8,865	6,007	14,872	5,027
Americas	14,998	2,517	17,515	6,089
Middle East and Australasia	15,409	6,035	21,444	8,221
Brazil	3,904	284	4,188	1,289
Total Regional Sales Offices	110,329	21,371	131,700	54,555
Central Services Organization	70	11	81	(11,534)
Total Segment Results	$110,399	$21,382	$131,781	$43,021

	Year Ended March 31, 2019
(In thousands) (Unaudited)	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA

Regional Sales Offices
Africa	$70,503	$5,457	$75,960	$35,238
Europe	10,221	5,034	15,255	4,931
Americas	21,279	2,646	23,925	11,097
Middle East and Australasia	16,439	7,089	23,528	10,610
Brazil	4,654	322	4,976	2,007
Total Regional Sales Offices	123,096	20,548	143,644	63,883
Central Services Organization	54	7	61	(11,411)
Total Segment Results	$123,150	$20,555	$143,705	$52,472

	Year Ended March 31, 2020
(In thousands) (Unaudited)	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA

Regional Sales Offices
Africa	$70,886	$5,870	$76,756	$33,103
Europe	11,682	3,345	15,027	5,603
Americas	22,322	2,207	24,529	10,370
Middle East and Australasia	17,389	5,741	23,130	11,031
Brazil	5,181	614	5,795	2,366
Total Regional Sales Offices	127,460	17,777	145,237	62,473
Central Services Organization	110	303	413	(9,175)
Total Segment Results	$127,570	$18,080	$145,650	$53,298

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before tax expense for the periods shown:

	Year Ended March 31,
	2018	2019	2020

Segment Adjusted EBITDA	$43,021	$52,472	$53,298
Corporate and consolidation entries	(9,018)	(8,631)	(8,366)
Operating lease costs (1)	—	(988)	(1,610)
Product development costs (2)	(1,162)	(1,449)	(1,363)
Loss contingency (3)	17	15	(233)
Expected credit losses (4)	—	64	—
Depreciation and amortization	(15,524)	(16,368)	(19,972)
Impairment of long-lived assets	(199)	(62)	(6)
Stock-based compensation costs	(797)	(511)	(660)
Decrease/(increase) in restructuring costs	57	(221)	1
Net profit on sale of property and equipment	98	43	270
Net foreign exchange (losses)/gains	(390)	28	(610)
Net interest income	385	233	67
Income before tax expense for the year	$16,488	$24,625	$20,816

Description of reconciling items:
1.For segment reporting purposes for fiscal 2018, operating leases were expensed over the lease term on a straight-line basis, and the resultant lease expense was included in Segment Adjusted EBITDA. From fiscal 2019, for the purposes of calculating Segment Adjusted EBITDA, operating leases have been capitalized, except for leases with a term of no more than 12 months or with a term that ended by March 31, 2019 or leases of low value assets. Where operating leases are capitalized for segment purposes, the amortization of the right-of-use asset, and the interest on the operating lease liability are excluded from the Segment Adjusted EBITDA. ASC 842 Leases was adopted early from fiscal 2019, therefore, in order to reconcile Segment Adjusted EBITDA to income before taxes for fiscal 2019 and fiscal 2020, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to net income before taxes, product development costs capitalized for segment reporting purposes need to be deducted.

3.For segment reporting purposes, a loss contingency (51% probability), which had been raised prior to fiscal 2018 was increased during fiscal 2018 and fiscal 2019. As of March 31, 2020, the loss contingency was no longer needed because an outflow is now considered remote. For GAAP, this loss contingency has never been recognized because the recognition requirements of ASC 450 Contingencies have never been met. Therefore, in order to reconcile Segment Adjusted EBITDA to net income before taxes, these aforementioned increases/decreases, recognized for segment reporting purposes, need to be added/deducted.

4.For segment reporting purposes, from fiscal 2019, the allowance for doubtful debts has been determined using an expected credit loss model; whereas in fiscal 2018, an incurred loss model was used. This resulted in a higher doubtful debts expense in fiscal 2019 for segment reporting purposes, than that recognized in income before taxes. From fiscal 2020, an expected credit loss model is applied for GAAP purposes, which is why there is no longer a reconciling item.

Annexure A: Non-GAAP Financial Measures

The following annexure provides a description of the non-GAAP financial measures used within this press release, including the reasons management uses these measures. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided below.

Adjusted EBITDA and Adjusted EBITDA Margin
To provide investors with additional information regarding its financial results, the Company has disclosed within this press release, Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures, and they do not represent cash flows from operations for the periods indicated, and should not be considered an alternative to net income as an indicator of the Company’s results of operations, or as an alternative to cash flows from operations as an indicator of liquidity. Adjusted EBITDA is defined as the income before income taxes, net finance income/(costs), net foreign exchange gains/(losses), depreciation of property and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs, restructuring costs, profits/(losses) on the disposal or impairments of assets or subsidiaries, insurance reimbursements relating to impaired assets and certain litigation costs.

The Company has included Adjusted EBITDA and Adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results. It is noted that the Adjusted EBITDA and Adjusted EBITDA margin prepared in accordance with GAAP is different to that prepared in accordance with IFRS.

The Company’s use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including income from operations, net income and our other results.

The following table (in thousands and unaudited) reconciles Net Income for the year to Adjusted EBITDA for the periods shown:

	Year Ended March 31,
	2018	2019	2020

Net income for the year	$13,952	$14,810	$10,987
Plus: Income tax expense	2,536	9,815	9,829
Less: Net interest income	(385)	(233)	(67)
Plus (less): Foreign exchange losses/(gains)	390	(28)	610
Plus: Depreciation (1)	11,693	12,492	16,149
Plus: Amortization (2)	3,831	3,876	3,823
Plus: Impairment of long-lived assets	199	62	6
Plus: Stock-based compensation costs	797	511	660
Less: Net profit on sale of property and equipment	(98)	(43)	(270)
(Less) plus: Restructuring costs	(57)	221	(1)
Adjusted EBITDA	$32,858	$41,483	$41,726
Adjusted EBITDA margin	24.9%	28.9%	28.6%

(1) Includes depreciation of owned property and equipment (including in-vehicle devices).
(2) Includes amortization of intangible assets (including intangible assets identified as part of a business combination).

Non-GAAP Net Income and Earnings Per Share
Non-GAAP earnings per share is defined as net income, excluding net foreign exchange gains/(losses) net of tax, divided by the weighted average number of ordinary shares in issue during the period.

We have included non-GAAP earnings per share in this press release because it provides a useful measure for period-to-period comparisons of the Company’s core business by excluding net foreign exchange gains/(losses) from earnings.

Accordingly, we believe that non-GAAP earnings per share provides useful information to investors and others in understanding and evaluating the Company's operating results.

The following tables (in thousands, except per share data, and unaudited) reconcile Net Income to Non-GAAP Net Income and Diluted Net Income Per Ordinary Share or ADS to Non-GAAP Net Income Per Ordinary Share or ADS for the periods shown:

	Year Ended March 31,
	2018	2019	2020

Net income for the year	$13,952	$14,810	$10,987
Net foreign exchange losses/(gains)	390	(28)	610
Income tax effect of net foreign exchange losses/(gains)	(2,263)	3,495	4,028
Non-GAAP net income	$12,079	$18,277	$15,625

Net income per ordinary share - diluted	$0.02	$0.03	$0.03
Effect of net foreign exchange losses/(gains) to net income	#	#	#
Income tax effect of net foreign exchange losses/(gains)	#	#	#
Non-GAAP net income per ordinary share - diluted	$0.02	$0.03	$0.03

Net income per ADS - diluted	$0.61	$0.63	$0.48
Effect of net foreign exchange losses/(gains) to net income	0.02	#	0.03
Income tax effect of net foreign exchange losses/(gains)	(0.10)	0.15	0.18
Non-GAAP net income per ADS - diluted	$0.53	$0.78	$0.69

# Amount less than $0.01

Free Cash Flow
Free cash flow is determined as net cash generated from operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles Net Cash Generated From Operating Activities to Free Cash Flow for the periods shown:

	Year Ended March 31,
	2018	2019	2020

Net cash generated from operating activities	$26,018	$31,455	$28,178
Less: Capital expenditure payments	(24,868)	(19,385)	(20,372)
Free cash flow	$1,150	$12,070	$7,806

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended March 31,		Year Over Year Change	Year Ended March 31,		Year Over Year Change
	2019	2020		2019	2020

Subscription revenue as reported	$31,696	$31,471	(0.7)%	$123,150	$127,570	3.6%
Conversion impact U.S. Dollar/other currencies	—	2,000	6.3%	—	6,294	5.1%
Subscription revenue on a constant currency basis	$31,696	$33,471	5.6%	$123,150	$133,864	8.7%

Total Revenue:
	Three Months Ended March 31,		Year Over Year Change	Year Ended March 31,		Year Over Year Change
	2019	2020		2019	2020

Total revenue as reported	$36,257	$36,237	(0.1)%	$143,705	$145,650	1.4%
Conversion impact U.S. Dollar/other currencies	—	2,195	6.1%	—	7,108	4.9%
Total revenue on a constant currency basis	$36,257	$38,432	6.0%	$143,705	$152,758	6.3%

Annexure B: Impact of Adopting GAAP

The impact on the Consolidated Statements of Income and Consolidated Statements of Cash Flows of adopting GAAP is detailed below.

The Company has translated IFRS reported amounts from South African Rand to U.S. Dollar at exchange rates of R12.9949, R13.7494 and R14.7751 per $1.00, which were the average exchange rates for the years ended March 31, 2018, 2019 and 2020, respectively.

CONSOLIDATED STATEMENT OF INCOME
(In thousands)
(Unaudited)
	Year Ended March 31, 2018
	As Reported Under GAAP	As Reported Under IFRS	Effect of Adoption

Revenue
Subscription	$110,399	$110,399	$—
Hardware and other	21,382	21,382	—
Total revenue	131,781	131,781	—
Cost of revenue
Subscription	32,555	32,990	(435)
Hardware and other	11,554	12,179	(625)
Total cost of revenue (1)	44,109	45,169	(1,060)
Gross profit	87,672	86,612	1,060
Operating expenses
Sales and marketing	14,235	14,235	—
Research and development (1)	6,148	4,988	1,160
Administrative and other (1)	51,123	51,175	(52)
Income from operations	16,166	16,214	(48)
Other expense (2)	63	63	—
Net interest income	385	385	—
Income before income tax expense	16,488	16,536	(48)
Income tax expense (3)	2,536	2,593	(57)
Net income for the year	$13,952	$13,943	$9

Description of reconciling items:

1.Product development costs are capitalized under IFRS, and the related amortization is recognized in cost of revenue. Impairments of capitalized product development costs are recognized in operating expenses – administrative and other – under IFRS. Under GAAP, the product development costs capitalized under IFRS did not qualify for capitalization, and hence are expensed when incurred. They are recognized in operating expenses – research and development.

2.Foreign exchange losses of $0.4 million have been reclassified from net interest income under IFRS for comparison purposes.
3.Under IFRS, the Company meets the exemption from recognizing deferred tax on its investments in subsidiaries (often referred to as 'outside basis' deferred tax). The Company does not meet the exemption under GAAP. Additional deferred tax of $0.03 million was recognized under GAAP, in addition to the tax effect of the GAAP adjustments to income before income tax expense.

CONSOLIDATED STATEMENT OF INCOME
(In thousands)
(Unaudited)
	Year Ended March 31, 2019
	As Reported Under GAAP	As Reported Under IFRS	Difference

Revenue
Subscription	$123,150	$123,150	$—
Hardware and other	20,555	20,555	—
Total revenue	143,705	143,705	—
Cost of revenue
Subscription	34,940	35,312	(372)
Hardware and other	11,945	12,388	(443)
Total cost of revenue (1)	46,885	47,700	(815)
Gross profit	96,820	96,005	815
Operating expenses
Sales and marketing	14,489	14,489	—
Research and development (1)	5,989	4,540	1,449
Administrative and other (2)	52,051	52,401	(350)
Income from operations	24,291	24,575	(284)
Other income (3)	101	101	—
Net interest income (4)	233	73	160
Income before income tax expense	24,625	24,749	(124)
Income tax expense (5)	9,815	10,034	(219)
Net income for the year	$14,810	$14,715	$95

Description of reconciling items:
1.Product development costs are capitalized under IFRS, and the related amortization is recognized in cost of revenue. Impairments of capitalized product development costs are recognized in operating expenses – administrative and other – under IFRS. Under GAAP, the product development costs capitalized under IFRS did not qualify for capitalization, and hence are expensed when incurred and are recognized in operating expenses – research and development.

2.Under IFRS, the performance conditions on a certain stock-based compensation plan were treated as non-vesting conditions, and accordingly a stock-based compensation expense of $0.4 million was recognized under IFRS even though it was not probable that the performance conditions would be met. Under GAAP, these performance conditions met the requirements to be treated as vesting conditions, and hence no related stock-based compensation expense was recognized under GAAP. This accounted for a difference in administrative and other in addition to those differences mentioned in 1. and 4.

3.Foreign exchange gains of $0.03 million have been reclassified from net interest income under IFRS for comparison purposes.
4.Interest expense on operating lease liabilities is recognized as part of the total lease expense in administrative and other under GAAP.

5.Under IFRS, the Company meets the exemption from recognizing deferred tax on its investments in subsidiaries (often referred to as 'outside basis' deferred tax). The Company does not meet the exemption under GAAP, which resulted in the recognition of additional deferred tax of $0.04 million under GAAP. Under IFRS, the deferred tax effect of eliminating unearned profits on inter-company sales of inventory is measured at the buyer's tax rate; whereas under GAAP the tax actually incurred by the seller is deferred until the inventory is sold to a third party. This resulted in an additional amount of tax of $0.05 million being deferred under GAAP. The other income tax differences are attributable to the tax effect of the GAAP adjustments to income before income tax expense.

CONSOLIDATED STATEMENT OF INCOME
(In thousands)
(Unaudited)
	Year Ended March 31, 2020
	As Reported Under GAAP	As Reported Under IFRS	Difference

Revenue
Subscription	$127,570	$127,570	$—
Hardware and other	18,080	18,080	—
Total revenue	145,650	145,650	—
Cost of revenue
Subscription	39,828	40,209	(381)
Hardware and other	13,187	13,720	(533)
Total cost of revenue (1)	53,015	53,929	(914)
Gross profit	92,635	91,721	914
Operating expenses
Sales and marketing	13,324	13,324	—
Research and development (1)	5,467	4,104	1,363
Administrative and other (2) (3)	52,796	53,235	(439)
Income from operations	21,048	21,058	(10)
Other expense (3)	299	601	(302)
Net interest income/(expense) (4)	67	(348)	415
Income before income tax expense	20,816	20,109	707
Income tax expense (5)	9,829	10,296	(467)
Net income for the year	$10,987	$9,813	$1,174

Description of reconciling items:
1.Product development costs are capitalized under IFRS, and the related amortization is recognized in cost of revenue. Impairments of capitalized product development costs are recognized in operating expenses – administrative and other – under IFRS. Under GAAP, the product development costs capitalized under IFRS did not qualify for capitalization, and hence are expensed when incurred and are recognized in operating expenses – research and development.

2.Under IFRS, the performance conditions on a certain stock-based compensation plan were treated as non-vesting conditions, and accordingly a stock-based compensation expense of $0.9 million was recognized under IFRS even though it was not probable that the performance conditions would be met. Under GAAP, these performance conditions met the requirements to be treated as vesting conditions, and hence no related stock-based compensation expense was recognized under GAAP. Under IFRS, a provision of $0.2 million was reversed since it was no longer needed. Under GAAP, this reversal was not recognized because the provision had previously not been recognized under GAAP due to the recognition threshold not being met. Both of these differences are reflected in the differences in administrative and other, in addition to the differences mentioned in 1.and 4.

3.Under IFRS the gain on a property sale and leaseback was calculated in respect of only the proportion of the property that was not retained via the leaseback, and the right-of-use asset was recognized initially at the proportion of the carrying value of the property retained via the lease. Under GAAP the gain was calculated in the same manner as an outright sale, and the leaseback was recognized in the same manner as an independent lease, resulting in the right-of-use asset being recognized initially at an amount equal to the initial lease liability. Other expense is lower under GAAP due to the gain on the sale and leaseback being $0.3 million higher than under IFRS. Foreign exchange losses of $0.6 million have been reclassified from net interest income under IFRS for comparison purposes.

4.Interest expense on operating lease liabilities is recognized as part of the total lease expense in administrative and other under GAAP.
5.Under IFRS, a tax asset, relating to certain tax allowances that previously were disallowed by the tax authority in South Africa, had been raised. Given that it was considered that the chance of success was only 50%, the tax asset was measured to reflect this. Under GAAP, this tax asset had not been raised because it was not considered probable. During fiscal 2020, the tax authority has confirmed that these tax allowances will be granted. Accordingly, under GAAP, the current tax asset that had previously not been recognized, was recognized. This resulted in a reduction of $0.2 million in the GAAP tax expense as compared to IFRS. Under IFRS, before stock options are exercised, the tax effect of any potential tax benefit, to be received upon exercise, in excess of the cumulative stock-based compensation expense recognized, is recognized as deferred tax directly in equity in the stock-based compensation reserve. Upon exercise, the deferred tax is reversed through equity, and the tax effect of the tax benefit received in excess of the cumulative stock-based compensation expense recognized, is also recognized directly in equity, in the stock-based compensation reserve. Under GAAP, no deferred tax is recognized in respect of the potential excess tax benefit, and upon exercise, the tax effect of the total tax benefit received, including the excess, is recognized in the Statement of Income. This resulted in the income tax expense under GAAP being $0.2 million lower. Under IFRS, the Company meets the exemption from recognizing deferred tax on its investments in subsidiaries (often referred to as 'outside basis' deferred tax). The Company does not meet the exemption under GAAP, which resulted in a reduction of deferred tax of $0.04 million under GAAP. Under IFRS, the deferred tax effect of eliminating unearned profits on inter-company sales of inventory is measured at the buyer's tax rate; whereas under GAAP the actual tax incurred by the seller is deferred until the inventory is sold to a third party. This resulted in additional tax of $0.01 million being deferred under GAAP. The other income tax differences are attributable to the tax effect of the GAAP adjustments to income before income tax expense.

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended March 31, 2018
	As Reported Under GAAP	As Reported Under IFRS	Difference

Operating activities:
Cash generated from operations (1)	$30,621	$31,784	$(1,163)
Interest received	660	660	—
Interest paid	(287)	(287)	—
Income tax paid	(4,976)	(4,976)	—
Net cash generated from operating activities	26,018	27,181	(1,163)

Investing activities:
Additions to property and equipment	(18,365)	(18,365)	—
Proceeds on disposal of property and equipment	338	338	—
Additions to intangibles (1)	(6,503)	(7,666)	1,163
Net cash used in investing activities	(24,530)	(25,693)	1,163

Financing activities:
Share capital raised	825	825	—
Share buy back	(1,436)	(1,436)	—
Dividends paid to ordinary shareholders	(4,094)	(4,094)	—
Transaction with non-controlling interest	(104)	(104)	—
Movement in short-term debt (2)	(23)		(23)
Net cash used in financing activities	(4,832)	(4,809)	(23)

Net decrease in cash and cash equivalents (2), and restricted cash (3)	(3,344)	(3,321)	(23)
Cash and cash equivalents (2), and restricted cash (3) at beginning of the year	29,007	27,557	1,450
Exchange gains on cash and cash equivalents (2), and restricted cash (3)	2,171	2,100	71
Cash and cash equivalents (2), and restricted cash (3) at the end of the year	$27,834	$26,336	$1,498

Description of reconciling items:
1.Product development costs are capitalized under IFRS; whereas they are expensed as incurred under GAAP.
2.The bank overdraft is included in cash and cash equivalents under IFRS. The movement in bank overdraft (short-term debt) is included in financing activities under GAAP.
3.Restricted cash under IFRS has been reclassified from investing activities and included here to conform with GAAP presentation for comparison purposes.

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended March 31, 2019
	As Reported Under GAAP	As Reported Under IFRS	Difference

Operating activities:
Cash generated from operations (1)(2)(4)	$36,942	$39,379	$(2,437)
Interest received	882	882	—
Interest paid (2)	(206)	(362)	156
Income tax paid	(6,163)	(6,163)	—
Net cash generated from operating activities	31,455	33,736	(2,281)

Investing activities:
Additions to property and equipment	(14,607)	(14,607)	—
Proceeds on disposal of property and equipment	162	162	—
Additions to intangibles (1)	(4,778)	(6,227)	1,449
Net cash used in investing activities	(19,223)	(20,672)	1,449

Financing activities:
Share capital raised	1,002	1,002	—
Share buy back	(5,349)	(5,349)	—
Dividends paid to ordinary shareholders	(4,907)	(4,907)	—
Payments of lease liability (3)		(832)	832
Movement in short-term debt (4)	650		650
Net cash used in financing activities	(8,604)	(10,086)	1,482

Net increase in cash and cash equivalents (4), and restricted cash (5)	3,628	2,978	650
Cash and cash equivalents (4), and restricted cash (5) at beginning of the year	27,834	26,336	1,498
Exchange losses on cash and cash equivalents (4) and restricted cash (5)	(3,624)	(3,563)	(61)
Cash and cash equivalents (4), and restricted cash (5) at the end of the year	$27,838	$25,751	$2,087

Description of reconciling items:
1.Product development costs are capitalized under IFRS; whereas they are expensed as incurred under GAAP.
2.Interest payments on operating lease liabilities are not classified as interest under GAAP. These cash flows are included in cash generated from operations under GAAP.
3.Capital repayments on operating lease liabilities are included in cash generated from operations under GAAP.
4.The bank overdraft is included in cash and cash equivalents under IFRS. The movement in bank overdraft (short-term debt) is included in financing activities under GAAP.
5.Restricted cash under IFRS has been reclassified from investing activities and included here to conform with GAAP presentation for comparison purposes.

MIX TELEMATICS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended March 31, 2020
	As Reported Under GAAP	As Reported Under IFRS	Difference

Operating activities:
Cash generated from operations (1)(2)(3)	$33,473	$36,322	$(2,849)
Interest received	683	683	—
Interest paid (2)	(204)	(547)	343
Income tax paid	(5,774)	(5,774)	—
Net cash generated from operating activities	28,178	30,684	(2,506)

Investing activities:
Additions to property and equipment	(14,706)	(14,706)	—
Proceeds on disposal of property and equipment	1,294	1,294	—
Additions to intangibles (1)	(5,666)	(7,029)	1,363
Loans advanced to external parties	(344)	(344)	—
Net cash used in investing activities	(19,422)	(20,785)	1,363

Financing activities:
Share buy back	(9,764)	(9,764)	—
Dividends paid to ordinary shareholders	(5,999)	(5,999)	—
Payments of lease liability (3)		(1,143)	1,143
Movement in short-term debt (4)	312		312
Net cash used in financing activities	(15,451)	(16,906)	1,455

Net decrease in cash and cash equivalents (4), and restricted cash (5)	(6,695)	(7,007)	312
Cash and cash equivalents (4), and restricted cash (5) at beginning of the year	27,838	25,751	2,087
Exchange losses on cash and cash equivalents (4) and restricted cash (5)	(2,491)	(2,459)	(32)
Cash and cash equivalents (4), and restricted cash (5) at the end of the year	$18,652	$16,285	$2,367

Description of reconciling items:
1.Product development costs are capitalized under IFRS; whereas they are expensed as incurred under GAAP.
2.Interest payments on operating lease liabilities are not classified as interest under GAAP. These cash flows are included in cash generated from operations under GAAP.
3.Capital repayments on operating lease liabilities are included in cash generated from operations under GAAP.
4.The bank overdraft is included in cash and cash equivalents under IFRS. The movement in bank overdraft (short-term debt) is included in financing activities under GAAP.
5.Restricted cash under IFRS has been reclassified from investing activities and included here to conform with GAAP presentation for comparison purposes.